UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

FIRST GUARANTY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-37621	26-0513559
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

400 East Thomas Street
Hammond, Louisiana		70401
(Address of principal executive offices)		(Zip Code)

(985) 345-7685
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	FGBI	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 6.75% Series A Fixed-Rate Non-Cumulative perpetual preferred stock)	FGBIP	The Nasdaq Stock Market LLC

Item 1.02 Termination of a Material Definitive Agreement

On April 29, 2026, First Guaranty Bank (the “Bank”), a wholly-owned subsidiary of First Guaranty Bancshares, Inc. (“First Guaranty”), purchased three properties owned by FGB Partners, LLC (“FGB Partners”), two stand-alone branches and a portion of the headquarters building which also contains a branch (collectively, the “Properties”), for an aggregate cash purchase price of $14,770,000. The Properties were initially sold to FGB Partners on June 28, 2024, as part of a sale-leaseback transaction. Concurrently with the 2024 sale of the Properties to FGB Partners, the Bank entered into absolute net lease agreements (the “Lease Agreements”) with FGB Partners, pursuant to which the Bank would lease each of the Properties.

In connection with the purchase of the Properties by the Bank, the Bank and FGB Partners terminated the Lease Agreements. Each of the Lease Agreements had an initial term of 15 years with specified renewal options.

FGB Partners is wholly owned by Douglas V. Reynolds, a shareholder and son of our Chairman Marshall T. Reynolds; Edgar Ray Smith III, a director and significant shareholder; and the Estate of William K. Hood, a former director and significant shareholder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.
(Registrant)
Date: May 5, 2026
	By:	/s/Eric J. Dosch
Eric J. Dosch
Chief Financial Officer